UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 28, 2004

                              FUELCELL ENERGY, INC.
           -----------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Delaware                       1-14204              06-0853042
(State or other jurisdiction           (Commission          (IRS Employer
      of incorporation)                File Number)         Identification No.)



       3 Great Pasture Road, Danbury, Connecticut                    06813
 ------------------------------------------------------------------------------
  (Address of principal executive offices)                          (Zip Code)


                                 (203) 825-6000
         ---------------------------------------------------------------
              (Registrant's telephone number, including area code)



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ITEM 2.   Acquisition or Disposition of Assets

          On November 3, 2003, FuelCell Energy, Inc. (the "Company") acquired Global Thermoelectric Inc. ("Global"), a Canadian corporation. At the time of acquisition, Global was developing solid oxide fuel cell ("SOFC") power plants since 1997 with the goal of commercializing its technology for residential, commercial and light industrial applications ranging in size from 3 to 10 kW. Global also sold thermoelectric ("TEG") generators for use as a source of electrical power in remote areas. TEG applications include providing power for pipeline cathodic protection systems, telecommunications and remote monitoring systems.

         On April 19, 2004, the Company entered into a share purchase agreement (the "Purchase Agreement") providing for the sale of the TEG business to Rockwood Equity Partners LLC. A copy of the Purchase Agreement is attached hereto as Exhibit 2.1.

         On May 28, 2004, the Company completed the sale of the TEG business to Rockwood Equity Partners LLC for approximately $16.6 million in cash. The TEG business has approximately 140 employees, and is headquartered in Calgary, Alberta, Canada. It also has approximately 43,000 square feet of manufacturing facilities in two locations in Bassano, Alberta, Canada and a sales office in Houston, Texas. The consideration received for the TEG business was determined through arm's length negotiation between the parties.

         The sale of the TEG business was affected by way of a sale of all of the outstanding common shares of Global. Prior to the sale, Global transferred essentially all of its assets and liabilities not relating to its TEG business (including essentially all of Global's assets and liabilities relating to its SOFC business and essentially all of its cash) to FuelCell Energy, Ltd., a wholly-owned Canadian subsidiary of the Company that was formerly named FCE Canada Inc. The SOFC assets transferred to FuelCell Energy, Ltd. included intellectual property, approximately 50 employees and manufacturing, research and development facilities. In addition, prior to the sale, Global's Series 2 Preferred Shares were cancelled, and replaced with substantially equivalent Series 1 Preferred Shares issued by FuelCell Energy, Ltd.

ITEM 7.   Financial Statements and Exhibits


(c) Exhibits.

         Exhibit Number    Description

         2.1 Share Purchase Agreement, dated as of April 19, 2004, by and between FuelCell Energy, Inc., FCE Canada Inc., Global Thermoelectric Inc., GTI Acquisition Inc. and Rockwood Equity Partners LLC.*

         *The schedules and disclosure letter related to this agreement have not been included. A copy of these items will be furnished to the Securities and Exchange Commission upon its request.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   FUELCELL ENERGY, INC.

Date:   June 14, 2004              By: /s/ Joseph G. Mahler
                                      ---------------------------------------
                                   Joseph G. Mahler
                                   Senior Vice President, Chief Financial
                                   Officer, Corporate Secretary and Treasurer

                                  EXHIBIT INDEX

Exhibit Number    Description

2.1 Share Purchase Agreement, dated as of April 19, 2004, by and between FuelCell Energy, Inc., FCE Canada Inc., Global Thermoelectric Inc., GTI Acquisition Inc. and Rockwood Equity Partners LLC.*

*The schedules and disclosure letter related to this agreement have not been included. A copy of these items will be furnished to the Securities and Exchange Commission upon its request.